Exhibit 99.1

Contacts:
Medivation, Inc.	WeissComm Partners
Patrick Machado, Chief Financial Officer	Monique Greer
(415) 829-4101	(415) 946-1075

MEDIVATION REPORTS FIRST QUARTER 2008 FINANCIAL RESULTS

AND PROVIDES CORPORATE UPDATE

— Conference Call Today at 4:30 p.m. Eastern Time –

SAN FRANCISCO, MAY 1, 2008 – Medivation, Inc. (NASDAQ: MDVN) today reported on its corporate progress and financial results for the quarter ended March 31, 2008.

“We are dedicated to developing product candidates as rapidly, efficiently and cost-effectively as possible, as patients are in desperate need of novel, more effective treatment options. We have executed against this vision and made significant progress with each of our product candidates in the first quarter of 2008,” said David T. Hung, M.D., president and chief executive officer of Medivation. “Our confirmatory pivotal Phase 3 trial of Dimebon in Alzheimer’s disease is on track to begin this quarter. We also have completed patient enrollment in our ongoing Phase 2 trial of Dimebon in Huntington’s disease and anticipate completing dosing in the second quarter and reporting top-line data shortly thereafter. In addition, we continued to advance our ongoing Phase 1-2 clinical trial of MDV3100 in castration-resistant prostate cancer and expect to present additional results at an upcoming medical conference.”

First Quarter Highlights and Recent Accomplishments

Alzheimer’s Disease

•

Held successful end-of-Phase 2 meeting with the U.S. Food and Drug Administration, which recognized our previously completed trial of Dimebon™ in patients with mild-to-moderate Alzheimer’s disease (AD) as pivotal, as long as a significant portion of sites in our confirmatory Phase 3 trial are located in the United States.

•

Presented neuropsychiatric data from first pivotal trial of Dimebon in AD at the annual meeting of the American Association for Geriatric Psychiatry showing that Dimebon stabilized behavioral symptoms in patients with mild-to-moderate AD over a one-year period, resulting in significantly decreased caregiver distress.

•

Presented data from the first pivotal trial at two sessions of the 60th Annual Meeting of the American Academy of Neurology (AAN). Investigators presented data showing that one year of Dimebon treatment produced significant improvements over placebo in eating, toilet use, phone use, conversation, preparing meals, traveling, keeping appointments, reading and using household appliances. These benefits allowed caregivers to save an average of nearly one hour each day caring for patients.

•

Also at AAN, investigators presented data showing that Dimebon-treated patients showed significant improvements over placebo in all aspects of cognitive function (i.e., memory, orientation, language, praxis or the process of getting an idea, and initiating and completing a new motor task) after one year of treatment.

•	Began patient dosing in a Phase 1 safety and tolerability study of Dimebon in AD patients when dosed in combination with Aricept.

•	Will be presenting 18-month open-label extension data from our first pivotal AD trial at a medical meeting in the third quarter.

Huntington’s Disease

•

Enrolled the last patient in our randomized, double-blinded, placebo-controlled Phase 1-2 trial of Dimebon in Huntington’s disease, which is being conducted in collaboration with the Huntington Study Group, on March 18.

Hormone-Refractory Prostate Cancer

•

Presented data at the American Association for Cancer Research (AACR) Annual Meeting showing that MDV3100 continued to reduce serum levels of PSA, a marker of tumor growth, at the second-lowest dose tested after 12 weeks of treatment.

•	Positron emission tomography (PET) scan data presented at the AACR Annual Meeting also showed effective androgen receptor blockade by MDV3100.

•	Will be presenting additional MDV3100 data at the 44th American Society of Clinical Oncology Annual Meeting, to be held in Chicago May 30-June 3.

First Quarter 2008 Financial Results

Medivation reported a net loss for the quarter ended March 31, 2008 of $15.5 million, or $0.54 per share, compared to a net loss of $5.6 million, or $0.20 per share, for the same period in 2007.

Total operating expenses for the three months ended March 31, 2008 were $15.9 million, compared to $6.2 million for the same period in 2007. These figures include non-cash stock-based compensation expense of $2.1 million in the first quarter of 2008 and $1.2 million in the prior year period. The increase in operating expenses for the first quarter of 2008 compared to the same period in 2007 is primarily due to increased development costs associated with the Company’s lead investigational products, Dimebon and MDV3100, currently in clinical trials. Medivation expects that total operating expenses in 2008 will be in the range of $55 – $65 million, excluding stock-based compensation expense.

Cash and cash equivalents at March 31, 2008 totaled $32.9 million, compared to $43.3 million at the end of the fourth quarter 2007. At March 31, 2008 the remaining capacity under Medivation’s committed equity line of credit with Azimuth Opportunity, Ltd. (Azimuth) was $78.8 million. The Company may draw on that remaining capacity at its discretion during the term of the facility, which expires on April 1, 2009.

Conference Call Information

To participate in today’s live call by telephone, please dial 888-442-4145 from the U.S. or +1- 719-785-1766 for international callers. In addition, the live conference call is being webcast and can be accessed on the “Events and Presentations” page of the “Investor Relations”

section of the Company’s website at www.medivation.com. A replay also will be available for 30 days following the live call.

About Medivation

Medivation, Inc. is a biopharmaceutical company focused on the rapid development and commercialization of innovative, life-changing therapeutics that effectively treat serious diseases with critical unmet medical needs, including diseases of the central nervous system and certain types of cancer. We aim to revolutionize treatment for deadly diseases that are not adequately addressed by currently available medicines in order to bring relief and renewed hope to seriously ill patients and their caregivers. Our current clinical development program includes a second, confirmatory pivotal Phase 3 trial of DimebonTM in Alzheimer’s disease, a Phase 2 clinical trial of Dimebon in patients with mild-to-moderate Huntington’s disease, and a Phase 1-2 clinical trial of MDV3100 in patients with hormone-refractory (also known as castration-resistant) prostate cancer. For more information, please visit us at www.medivation.com.

This press release contains forward-looking statements, including statements regarding estimated 2008 operating expense levels and anticipated clinical and regulatory milestones, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ significantly from those projected. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. None of the Company’s product candidates has been approved for sale, significant additional animal and human testing is required in order to seek marketing approval for any of its product candidates, and Medivation cannot assure you that marketing approval can be obtained for any of its product candidates. Furthermore, as is typically the case at this stage of the regulatory review process, the FDA has not yet performed an in-depth review of Medivation’s preclinical and clinical data, so its views remain subject to change. Medivation’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-KSB for the year ended December 31, 2007, include information about additional factors that could affect the Company’s financial and operating results.

~financial statements to follow~

MEDIVATION, INC.

(A DEVELOPMENT STAGE COMPANY)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,		Period from Inception (September 4, 2003) to March 31, 2008
	2008	2007
Operating expenses:
Research and development	$12,313	$4,484	$56,963
General and administrative	3,596	1,718	20,447

Total operating expenses	15,909	6,202	77,410
Loss from operations	(15,909)	(6,202)	(77,410)
Other income (expense):
Interest and other income	381	558	3,320
Other expense	—	—	(1,629)

Total other income (expense)	381	558	1,691
Loss before provision for income taxes	(15,528)	(5,644)	(75,719)
Provision for income taxes	2	3	11

Net loss	$(15,530)	$(5,647)	$(75,730)

Basic and diluted net loss per share	$(0.54)	$(0.20)

Weighted average common shares used in the calculation of basic and diluted net loss per share	28,847	27,745

MEDIVATION, INC.

(A DEVELOPMENT STAGE COMPANY)

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

(unaudited)

	March 31, 2008	December 31, 2007 (1)
ASSETS
Current assets:
Cash and cash equivalents	$32,924	$43,258
Prepaid expenses and other current assets	1,562	991

Total current assets	34,486	44,249
Property and equipment, net	743	689
Intellectual property, net	57	58
Other non-current assets	1,198	600

Total assets	$36,484	$45,596

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,453	$1,747
Accrued expenses	4,708	2,218
Other current liabilities	76	70

Total current liabilities	8,237	4,035
Other non-current liabilities	471	492
Series A redeemable preferred stock	11	11

Total liabilities	8,719	4,538

Stockholders’ equity:
Preferred stock, $0.01 par value per share; 1,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value per share;
50,000,000 shares authorized; issued and outstanding 28,866,480 shares at March 31, 2008 and 28,837,290 at December 31, 2007	289	288
Additional paid-in capital	103,206	100,970
Deficit accumulated during the development stage	(75,730)	(60,200)

Total stockholders’ equity	27,765	41,058

Total liabilities and stockholders’ equity	$36,484	$45,596

(1)	The balance sheet data at December 31, 2007 is derived from audited financial statements included in the Company’s Annual Report on form 10-KSB for the year ended December 31, 2007 filed with the Securities Exchange Commission.

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